Exhibit 99.1

CONSENT OF GREG B. PETERSEN

        I hereby consent to being named as a prospective director of PROS Holdings, Inc. (the "Company") in the prospectus forming part of the Company's registration statement on Form S-1 (SEC File No. 333-141884) initially filed with the Securities and Exchange Commission on April 4, 2007, as has been and may be amended from time to time (the "Registration Statement"), and to the filing of this consent as an exhibit to the Registration Statement.

Date: June 8, 2007

/s/ Greg B. Petersen
Greg B. Petersen